EXHIBIT 10.17

August 3, 2010

To the Shareholders of New Green Technologies, Inc.
VIA HAND DELIVERY

Re:    Resignation

This letter should serve as formal notice of my resignation from the Board of Directors and office of Chief Executive of New Green Technologies, Inc. effective July 23, 2010.

Very truly yours.

/s/  George Ring

George Ring